Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement No. 333-12976 on Form S-8;

•	Registration Statement No. 333-113054 on Form S-8; and

•	Registration Statement No. 333-109783 on Form F-10

of our report dated November 19, 2004 (except Note 16, as to which the date is December 11, 2004) relating to the consolidated financial statements of Ensyn Group, Inc. for the year ended September 30, 2004 included in this Current Report on Form 8-K/A dated May 6, 2005 filed by Ivanhoe Energy Inc. with the United States Securities and Exchange Commission.

Ottawa, Canada May 6, 2005	(signed) Ernst & Young LLP Independent Auditors